EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

We have the following subsidiaries:

SUBSIDIARY NAME                         JURISDICTION OF INCORPORATION       OWNERSHIP PERCENTAGE
---------------                         -----------------------------       --------------------
MTS IntegraTRAK Inc.                    Delaware                            100%
MER Fifth Avenue Realty Inc.
(a subsidiary of MTS
IntegraTRAK Inc.)                       New York                            100%
MTS Asia Ltd.                           Hong Kong                           100%
Telegent Ltd.                           Israel                              100%
Jaraga B.V.                             The Netherlands                     100%
Verdura B.V. (a subsidiary of
Jaraga B.V.)                            The Netherlands                     100%
Voltera Technologies V.O.F.
(a partnership held 99% by Jaraga       The Netherlands                     100%
B.V. and 1% by Verdura B.V.)
Bohera B.V. (a subsidiary of
Jaraga B.V.)                            The Netherlands                     100%
TABS Brazil Ltd, (a subsidiary
of Bohera B.V.)                         Brazil                              100%